UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): May 1, 2006
Vermont Pure Holdings, Ltd.

(Exact Name of Registrant as Specified in Charter)

Delaware	000-31797	03-0366218

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)
1050 Buckingham St., Watertown, Connecticut 06795
(Address of principal executive offices) (Zip Code)
Registrant’s telephone number, including area code (860) 945-0661

(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Exchange Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01    Other Events.
On May 1, 2006, Vermont Pure Holdings, Ltd. filed a lawsuit in the Superior Court Department, County of Suffolk, Massachusetts, alleging malpractice and other wrongful acts against three law firms that had been representing the Company in litigation involving Nestlé Waters North America, Inc.: Hagens Berman Sobol Shapiro LLP, Ivey & Ragsdale, and Cozen O’Connor. The case is Vermont Pure Holdings, Ltd. vs. Thomas M. Sobol et al., Massachusetts Superior Court CA No. 06-1814.
Vermont Pure’s malpractice suit, which was brought after a lengthy investigation by the Company, followed an adverse jury verdict in March 2006 in a case in federal district court in Maine against Hagens Berman and Ivey & Ragsdale, which was instituted by other parties (known as the Maine plaintiffs) based on facts substantially similar to those asserted by the Company in the case just filed. The jury in the Maine case awarded compensatory damages to the Maine plaintiffs of approximately $10.8 million. Before the jury was given the opportunity to consider punitive damages, the case was settled.
Until May 2, 2006, when the Company terminated their engagement, the three defendant law firms represented Vermont Pure in litigation in federal district court in Massachusetts known as Vermont Pure Holdings, Ltd. vs. Nestlé Waters North America, Inc. (the Nestlé litigation). Vermont Pure filed the Nestlé litigation in early August 2003.
The Maine plaintiffs, Glenwood Farms and Carrabassett Spring Water Company, who were later joined by Tears of the Clouds LLC (known as Keeper Springs), were also considering various claims against Nestlé in 2003. However, the Maine plaintiffs filed a lawsuit on August 21, 2003 contending that Hagens Berman and Ivey & Ragsdale wrongfully interfered with a settlement that the Maine plaintiffs, Vermont Pure, and a class action plaintiff (Lori Ehrlich) had successfully negotiated during mediation with Nestlé in mid-June 2003. In March 2006, the jury in Maine reached a special verdict finding malpractice, interference with prospective economic advantage, breach of contract and breach of fiduciary duty, and awarding damages. As noted above, the case then settled.
Vermont Pure’s lawsuit alleges that the three defendant law firms wrongfully interfered with the proposed mid-June 2003 settlement with Nestlé. The complaint includes counts involving negligence, breach of contract, breach of the implied covenant of good faith and fair dealing, breach of fiduciary duty, tortious interference with economic relations, civil conspiracy, and other counts, and seeks declaratory relief and compensatory and punitive damages. There was a hearing on the case on May 3, 2006, in which the Court established timetables for various procedural aspects of the case.
The Company will not comment further on this case except at such times as there are material developments in the litigation.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Vermont Pure Holdings, Ltd.
By:	/s/ Bruce S. MacDonald
Bruce S. MacDonald
Chief Financial Officer

Date: May 5, 2006